                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549



                              FORM 8-K


                           CURRENT REPORT
               Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported):
                         April 13, 1998



                    ASSOCIATED TECHNOLOGIES, INC.
          (Exact name of registrant as specified in its charter)



           Delaware             33-55254             87-0485306
     (State or other           (Commission       (I.R.S. Employer
      jurisdiction)            File Number)     Identification No.)

                3 Riverside Drive, Andover, MA           01810
        (Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code (978) 688-8800


                                   N/A
     (Former name and former address, if changed since last report)

Item 5.  Other Events.

          Pursuant to the terms of a Securities Exchange Agreement dated as of December 19, 1997 (the "Exchange Agreement"), by and among Associated Technologies, Inc., a Delaware corporation (the "Registrant"), Virtual Music Entertainment, Inc., a Delaware corporation ("VME") and certain securityholders of VME, the Registrant acquired a majority of the outstanding capital stock of VME.

          Pursuant to Section 8.7 of the Exchange Agreement, the Registrant and First Sydney Investments Pty Limited, a related party of the Registrant, covenanted to advance funds in a total amount of $2,050,000 to VME at therein specified intervals, $1,250,000 of which was to have been advanced to VME on or before March 15, 1998. At this time, however, the Registrant is not in compliance with the funding covenants respecting additional advances to VME. To date, the Registrant has advanced $921,500 to VME. The Registrant's ability to finance its funding requirements has been materially and adversely impacted by the well-publicized turmoil in the Asian financial markets.

          VME anticipated using such advances to meet its working capital obligations. In the event the Registrant remains unable to meet its continuing funding obligations to VME, the business and operations of VME will be materially and adversely affected.

          The Registrant and VME are currently negotiating an amendment to Section 8.7 of the Exchange Agreement to establish a new and mutually agreeable funding schedule.

                              SIGNATURES



          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              ASSOCIATED TECHNOLOGIES, INC.



                              By:  /s/ Mark Kripp
                              -----------------------------
                              Name:  Mark Kripp
                              Title: Chief Financial Officer

Dated:  April 13, 1998


117076